UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2021
___________________________
TRAVERE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, Suite 300
San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Item 1.01    Entry into a Material Definitive Agreement.
On September 15, 2021, Travere Therapeutics, Inc. (the “Company”) and our wholly owned affiliate Orphan Technologies Limited entered into a license and collaboration agreement (the “Agreement”) with Vifor (International) Ltd. (“Vifor Pharma”), pursuant to which we granted an exclusive license to Vifor Pharma for the commercialization of sparsentan in Europe, Australia and New Zealand.

Under the terms of the Agreement, we will receive an upfront payment of $55 million and be eligible for up to $135 million in aggregate regulatory and market access related milestone payments and up to $655 million in aggregate sales-based milestone payments for a total potential value of up to $845 million. We are also entitled to receive tiered double-digit royalties of up to 40 percent of annual net sales of sparsentan in the licensed territories.

The Agreement includes a sublicense to Vifor Pharma under our license agreement with Ligand Pharmaceuticals, Inc. (“Ligand”). We remain obligated to make payments to Ligand upon achievement of certain regulatory and sales milestones, as well as an escalating annual royalty between 15 percent and 17 percent of global net sales of licensed products.

Together with Vifor Pharma, we will evaluate the regulatory strategy for sparsentan in Europe, including the potential to submit a joint marketing authorization application for both FSGS and IgAN in 2022. Ultimately, the responsibility for and control over marketing authorizations for sparsentan in the licensed territories will be transitioned to Vifor Pharma pursuant to the Agreement.

If sparsentan receives marketing authorization in any of the licensed territories, Vifor Pharma will be responsible for all commercialization activities in such licensed territories. We remain responsible for the clinical development of sparsentan and will retain all rights to sparsentan in the United States and rest of world outside of the licensed territories, provided that Vifor Pharma has a right of negotiation to expand the licensed territories into Canada, China, Brazil and/or Mexico.

The Agreement will remain in effect, unless terminated earlier, until the expiration of all royalty terms for sparsentan in the licensed territories. Each party has the right to terminate the Agreement for the other party’s uncured material breach, insolvency or if the time required for any performance under the Agreement by the other party is extended due to a force majeure event that continues for six (6) months or more. Upon termination of the Agreement in its entirety, any license granted by us to Vifor Pharma will terminate, and all sublicenses granted by Vifor Pharma will also terminate.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", “potential”, "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to the potential to submit a joint marketing authorization application for both FSGS and IgAN in 2022 and Vifor’s potential future achievement of regulatory, market-access and sales based milestones and the Company’s potential future receipt of payments therefrom. Such forward-looking statements are based on current information available to the Company and involve inherent risks and uncertainties, including factors that could delay, divert or change any such forward-looking statements, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the regulatory review and approval process, including the conditional marketing authorization pathway in Europe and the pricing and reimbursement landscape in the licensed territories, as well as ongoing clinical development risk. There is no guarantee that regulatory authorities in the licensed territories will accept for filing a marketing authorization application for sparsentan or that sparsentan will receive conditional marketing authorization or be approved at all. In addition, such risks and uncertainties may include those described in the Company’s annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC, which are available at the Company’s website (www.travere.com) under “Investors & Media”. You are cautioned not to place undue reliance on any forward-looking statements as there are important factors that could cause actual results to differ materially from those in any forward-looking statements, many of which are beyond our control. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statements.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: September 15, 2021	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary